EXHIBIT 99.1

News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact     Robert Goocher, (812) 491-4080, rgoocher@vectren.com
Media Contact         Chase Kelley, (812) 491-4128, kckelley@vectren.com

FOR IMMEDIATE RELEASE

May 12, 2014

Vectren Corporation Reports First Quarter 2014 Results
Affirms Guidance

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported first quarter 2014 net income of $51.2 million, or $0.62 per share, compared to net income of $49.8 million, or $0.61 per share, in the first quarter of 2013. Excluding the impact of operating losses attributable to the company’s investment in ProLiance Holdings, LLC (ProLiance), consolidated net income for the first quarter of 2013 was $54.4 million, or $0.66 per share. ProLiance exited the gas marketing business in June 2013.

Summary and highlights of results

•	Utility Group earnings were $61.3 million, or $0.74 per share, in the first quarter of 2014, compared to $55.1 million, or $0.67 per share, in 2013.

•
Nonutility Group losses were ($9.7) million in the first quarter of 2014, compared to a loss of ($5.4) million in 2013. Excluding the results of ProLiance, the first quarter loss in 2013 was ($0.8) million.

“The Utility Group continues to perform very well and results were also favorably impacted by the colder than normal first quarter weather. The Nonutility Group first quarter loss was largely due to lower earnings in our infrastructure services business as compared to last year. We expected lower results since in the first quarter of 2013, infrastructure services had revenue from a large project that did not recur in 2014. However, the severe weather throughout the quarter also hampered the ability of construction crews to complete much work,” said Carl Chapman, Vectren’s chairman, president and CEO. “We fully expect that the infrastructure services work that was delayed in the first quarter as a result of the weather, along with other work, will be largely completed over the remainder of the year as there continues to be very high demand for those services. Also in the quarter, we experienced much improved results from our coal mining operation compared to last year given that the second Oaktown mine is now fully operational and the cost improvement initiatives implemented at the Prosperity mine are working,” said Chapman.

2014 earnings guidance

The company affirms its 2014 guidance range of consolidated earnings of $2.15 to $2.35 per share. The company continues to expect 2014 Utility Group earnings to be within a range of $1.70 to $1.80 per share and the Nonutility Group earnings to be in a range of $0.45 to $0.55 per share.

EXHIBIT 99.1

Guidance ranges are based on assumptions and information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in earnings for 2014 significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements."

Utility Group discussion

The Utility Group consists of the company’s regulated utility operations and other operations that provide information technology and other support services to those regulated operations. The company segregates its regulated utility operations between a Gas Utility Services operating segment and an Electric Utility Services operating segment. The Gas Utility Services segment provides natural gas distribution and transportation services to nearly two-thirds of Indiana and to west-central Ohio. The Electric Utility Services segment provides electric distribution and transmission services to southwestern Indiana and includes its power generating and wholesale power operations. The Utility Group also earns a return on shared assets, such as customer billing systems and the customer contact center, used by the company’s utility operations.

For the three months ended Mar. 31, 2014, the Utility Group earnings were $61.3 million, compared to $55.1 million in 2013. The increase in 2014 earnings is driven by customer growth, large customer usage, margin from Ohio infrastructure replacement programs, favorable interest and the impact of the colder than normal weather, offset somewhat by weather driven operating cost increases.

Gas Utility Services
The Gas Utility Services operating segment, which is comprised of Vectren’s Indiana North and South gas operations and Vectren Ohio, earned $38.3 million during the first quarter of 2014, compared to earnings of $38.1 million in 2013. Customer margin increased compared to the first quarter of 2013 from small customer growth and large customer usage. Additionally, margin was favorably impacted by returns from infrastructure replacement programs, particularly in Ohio. With rate designs that substantially limit the impact of weather on margin, heating degree days that were 122 percent of normal in Ohio and 115 percent of normal in Indiana during first quarter 2014, compared to 107 percent of normal in Ohio and 101 percent of normal in Indiana during 2013, had only a slight favorable impact on small customer margin. Though customer margin increased in 2014, this increase was offset by increased operating expenses that were driven by weather-related maintenance of the gas system, including employee overtime.

Following is more detailed information related to the earnings from Gas Utility Services for the quarter ended Mar. 31, 2014. Identified items are presented after the impact of income taxes.

(millions)	Quarter End
2013 Gas Utility Service Earnings	$38.1

Ohio weather	0.2
Customer growth & usage	1.7
Returns from Ohio infrastructure replacement programs	0.7
Other operating expenses, primarily increased maintenance due to cold weather	(2.9)
All other	0.5
0.2

2014 Gas Utility Service Earnings	$38.3

Electric Utility Services
The Electric Utility Services operating segment is comprised of Vectren South’s electric distribution and transmission business and includes the company’s power generating and wholesale power operations. Electric operations earned $19.3 million in the three months ended Mar. 31, 2014, compared to $14.6 million in the prior year quarter. Earnings in 2014 were favorably impacted by lower operating costs and interest expense. Electric results are not protected by weather normalizing mechanisms. Increased small customer margin resulted from heating degree days in the first quarter of 2014 which were 115 percent of

EXHIBIT 99.1

normal compared to 101 percent of normal in 2013. The unusually cold winter also favorably impacted margin from wholesale operations, primarily due to higher prices.

Following is more detailed information related to the earnings from Electric Utility Services for the quarter ended Mar. 31, 2014. Identified items are presented after the impact of income taxes.

(millions)	Quarter End
2013 Electric Utility Service Earnings	$14.6

Weather impact on small customer usage	2.2
Margin from wholesale operations	0.8
Interest expense	0.7
Operating expenses	1.0
4.7

2014 Electric Utility Service Earnings	$19.3

Other operations
The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and the customer contact center, as examples. In the first quarter of 2014, earnings from these operations were $3.7 million, compared to $2.4 million in 2013. The increase in earnings is primarily a result of lower interest expense.

Nonutility Group discussion

All amounts included in this section are after tax. Results reported by business group are net of Nonutility Group corporate expense.

In the first quarter of 2014, the Nonutility Group results were a loss of ($9.7) million, compared to a loss of ($5.4) million in 2013. Excluding the results from ProLiance in 2013, the Nonutility Group’s losses were ($0.8) million for the first quarter of 2013.

Infrastructure Services
Infrastructure Services provides underground pipeline construction and repair services through wholly owned subsidiaries Miller Pipeline and Minnesota Limited.

Results from Infrastructure Services’ operations for the quarter ended March 31, 2014, were a loss of ($5.3) million, compared to earnings of $6.9 million in the prior year quarter. Revenues during the first quarter of 2014 were $123 million, compared to revenues in the first quarter of 2013 of $172 million. In addition to the favorable impacts of an eighty mile pipeline project on 2013 revenues and earnings, the adverse winter weather, and even road restrictions, significantly lowered 2014 results due to the inability of work crews to complete their work as planned. However, it is expected that work that was delayed as a result of the adverse weather will be largely completed over the remainder of the year, along with other planned work, assuming the return of more typical weather and the current expectation of available trained work crews. Construction activity, generally, is expected to remain strong as aging natural gas and oil pipelines and related infrastructure are repaired and replaced. In addition, construction activity is expected to be favorably impacted as pipeline operators construct new pipelines due to the continued strong demand for new shale gas and oil infrastructure. At Mar. 31, 2014, Infrastructure Services had an estimated backlog of $585 million. The estimated backlog at Dec. 31, 2013 was $535 million. The backlog at Mar. 31, 2014 and the return of more typical weather-related working conditions should allow Infrastructure Services results to be on plan for the year.

Energy Services
Energy Services provides energy performance contracting and sustainable infrastructure, such as renewables, distributed generation, and combined heat and power projects through its wholly-owned subsidiary Energy Systems Group, LLC (ESG).

EXHIBIT 99.1

Energy Services’ first quarter results were a loss of ($3.0) million in 2014, compared to a loss of ($1.4) million in 2013.

Though some positive indications are being seen in future sales opportunities, the lower results in the first quarter of 2014 reflect the continued slowness in demand for performance contracting projects due primarily to budgetary constraints at state, municipal, and school customers. The decrease in earnings also relates to the expiration of certain tax deductions on Dec. 31, 2013, associated with energy efficiency projects. For the quarter ended Mar. 31, 2013, these tax deductions increased earnings by $0.6 million. At Mar. 31, 2014, performance contracting backlog was $107 million, compared to $72 million on Dec. 31, 2013.

On April 1, 2014, ESG announced that it had acquired the federal sector energy services unit of Chevron Energy Solutions from Chevron USA. As discussed at the time of the announcement, this acquisition significantly increases ESG’s capabilities to effectively compete in all aspects of the federal sector, which is poised for significant additional growth due to the federal government’s strong emphasis on energy efficiency, renewable energy and energy security. The expected impacts of this acquisition had previously been included in the company’s 2014 earnings guidance initiated in Feb., 2014.

ESG continues to develop strategies to position it for growth as the national focus on energy conservation, renewable energy, and sustainability continues given the expected rise in power prices across the country. This national focus is further evidenced by the President’s announcement on May 9th of an additional $2 billion, which doubles the goal, for Federal Energy Efficiency performance contracting project spend through 2016.

Coal Mining
Coal Mining owns mines that produce and sell coal to the company’s utility operations and to third parties through its wholly owned subsidiary Vectren Fuels, Inc. (Vectren Fuels).

Coal Mining’s first quarter results were a loss of ($1.1) million, compared to a loss of ($6.0) million in 2013. Coal Mining revenues were $81.5 million in the first quarter 2014 compared to revenues of $63.1 million in first quarter 2013, primarily due to additional volumes sold of 0.3 million tons as well as an increased sales price per ton. While additional cost improvement measures are still being implemented at Prosperity mine, substantial progress was made in the second half of 2013 and continued into the first quarter of 2014. The execution of the revised mining plan has resulted in significant improvement in the production costs at this mine.
Vectren Fuels' expected production is approximately 7.3 million tons in 2014, compared to 6.2 million tons in 2013. Coal sales in 2014 are estimated at 7.6 million tons, compared to 6.2 million tons in 2013. The expected production increase in 2014 primarily relates to a full year of operation at the second mine at the company's Oaktown mining complex, which opened during the second quarter of 2013. The increased sales in 2014 include 0.3 million tons under contract carried over from 2013 that were not sold due to weather-related delivery issues. These tons were held in inventory at Dec. 31, 2013. As of Mar. 31, 2014, nearly all of the expected 2014 sales are committed and priced. Longer term, the company continues to believe that there will be reduced coal volumes available from Central Appalachia due to increased regulation and that the large number of scrubbers to be installed throughout the United States, including the Midwest, should continue to drive stronger demand for Illinois Basin coal. Changes in market conditions or other circumstances could cause actual results to be materially different from these expectations.

Use of Non-GAAP Measures

This earnings release contains non-GAAP financial measures that exclude the results related to ProLiance in 2013. As previously reported, on June 18, 2013, ProLiance exited the natural gas marketing business through the disposition of certain of the net assets, along with the long-term pipeline and storage commitments, of its energy marketing business, ProLiance Energy, LLC.

Management uses consolidated net income, consolidated earnings per share, and Nonutility Group net income, excluding the results from ProLiance in 2013, to evaluate its results. Management believes analyzing underlying and ongoing business trends is aided by the removal of the ProLiance 2013 results and the rationale for using such non-GAAP measures is that, through the disposition by ProLiance of certain ProLiance Energy assets, the company has now exited the gas marketing business.

A material limitation associated with the use of these measures is that the measures that exclude ProLiance’s 2013 results do not include all costs recognized in accordance with GAAP. Management compensates for this limitation by prominently

EXHIBIT 99.1

displaying a reconciliation of these non-GAAP performance measures to their closest GAAP performance measures. This display also provides financial statement users the option of analyzing results as management does or by analyzing GAAP results.

The following table reconciles consolidated net income, consolidated basic EPS, and Nonutility Group net income to those results excluding ProLiance’s 2013 results.

	Three Months Ended March 31, 2013
(in Millions, except EPS)	GAAP Measure	ProLiance Losses	Non-GAAP Measure
Consolidated
Net Income	$49.8	$4.6	$54.4
Basic EPS	$0.61	$0.05	$0.66
Nonutility Group Net Income (Loss)	$(5.4)	$4.6	$(0.8)

Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on May 12, 2014
Vectren’s financial analyst call will be at 2:00 p.m. (EST), May 12, 2014, at which time management will discuss first quarter financial results and the 2014 earnings guidance. To participate in the call, analysts are asked to dial 1-866-821-5457 10 minutes prior to the start time and refer to the “Vectren Corporation 2014 First Quarter Earnings Call”. All interested parties may listen to the live webcast accompanied by a slide presentation at www.vectren.com. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. These include infrastructure services, energy services, and coal mining. To learn more about Vectren, visit www.vectren.com.

Forward-looking statements
A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in Management’s Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints. Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, cyber attacks, or other similar occurrences could adversely affect Vectren’s facilities, operations, financial condition and results of

EXHIBIT 99.1

operations. Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy. Regulatory factors such as unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under traditional regulation, and the frequency and timing of rate increases. Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight. Economic conditions including the effects of inflation rates, commodity prices, and monetary fluctuations. Economic conditions surrounding the current economic uncertainty, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, coal, and other nonutility products and services; impacts on both gas and electric large customers; lower residential and commercial customer counts; higher operating expenses; and further reductions in the value of certain nonutility real estate and other legacy investments.
Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense. Changing market conditions and a variety of other factors associated with physical energy and financial trading activities including, but not limited to, price, basis, credit, liquidity, volatility, capacity, interest rate, and warranty risks.
Direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries. The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s infrastructure services, energy services, and coal mining, and remaining energy marketing assets. Factors affecting infrastructure services, including the level of success in bidding contracts; fluctuations in volume of contracted work; unanticipated cost increases in completion of the contracted work; funding requirements associated with multi-employer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions.
Factors affecting coal mining operations and their cost structure, including MSHA guidelines and interpretations of those guidelines, as well as additional mine regulations and more frequent and broader inspections that could result from mining incidents at coal mines; geologic conditions, including coal seam thickness, equipment, and operational risks; the ability to execute and negotiate new sales contracts and resolve contract interpretations; volatile coal market prices and demand;  supplier and contract miner performance; the availability of key equipment, contract miners and commodities; availability of transportation; coal quality, including its sulfur and mercury content; and the ability to access coal reserves.
Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness.
Risks associated with material business transactions such as mergers, acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions. Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with state and federal laws and interpretations of these laws.
Changes in or additions to federal, state or local legislative requirements, such as changes in or additions to tax laws or rates, pipeline safety regulations, environmental laws, including laws governing greenhouse gases, mandates of sources of renewable energy, and other regulations.

More detailed information about these factors is set forth in Vectren’s filings with the Securities and Exchange Commission, including Vectren’s 2013 annual report on Form 10-K filed on Feb. 20, 2014. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.

-end-